UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2021, the Board of Directors (the “Board”) of Gentherm Incorporated (the “Company”), pursuant to its powers under the Amended and Restated Bylaws of the Company, increased its size from eight to nine directors. Immediately thereafter, the Board appointed Betsy Meter to fill the vacancy created by such increase, effective January 8, 2021, to serve a term expiring at the Company’s 2021 annual meeting of shareholders or until a successor has been duly elected and qualified, or until her earlier resignation, retirement or other termination of service. The Board also appointed Ms. Meter to the Audit Committee of the Board.

Ms. Meter served as Managing Partner, Michigan at KPMG LLP, a global firm that provides audit, tax and advisory services, from February 2018 until her retirement in December 2020. In this role, she led the strategic direction and growth of KPMG’s Detroit and Grand Rapids offices. She also served as the Partner-in-Charge of Audit for Michigan from 2013 to 2017, in addition to her role as an Audit Partner for 24 years where she gained extensive experience with operational, accounting, reporting and internal control issues, focused on Automotive OEMs and suppliers. Ms. Meter currently serves on the Board of Directors for VSP Global, Automotive Hall of Fame, and is the Chairwoman of Oakland Family Services, Inc. She is a former board member of the Detroit Economic Club, Detroit Regional Chamber, Downtown Detroit Partnership, and the former chairperson of the Michigan Association of CPA’s. She holds a bachelor’s degree in Accounting from Michigan State University. She is a Certified Public Accountant (CPA) and received an Honorary Doctor of Law degree from Walsh College.

Ms. Meter is an independent director, and the Board has determined that Ms. Meter satisfies all applicable requirements to serve on the Audit Committee, including without limitation the applicable requirements of Nasdaq and the Securities Exchange Act of 1934, as amended. Ms. Meter will be compensated in accordance with the Company’s non-employee director compensation program.

There are no arrangements or understandings between Ms. Meter and any other person pursuant to which she was selected as a director. Ms. Meter has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Meter has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s news release dated January 11, 2021 announcing Ms. Meter’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Company news release dated January 11, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: January 11, 2021